September ____, 1999


Maker Communications, Inc.
73 Mount Wayte Avenue
Framingham, MA  01702

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:


         We  have  examined  the   Registration   Statement  on  Form  S-8  (the
"Registration Statement") to be filed by Maker Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about September ___, 1999 in connection with the registration under the Securities Act of 1933, as amended, of a total of (i) 2,447,140 shares of the Company's Common Stock reserved for issuance under the Company's 1996 Stock Option Plan; (ii) 2,600,000 shares of the Company's Common Stock reserved for issuance under the Company's 1999 Stock Incentive Plan Agreement; (iii) 305,000 shares of the Company's Common Stock reserved for issuance under the Company's 1999 Non-Employee Director Stock Option Plan (collectively, the "Option Plans"); and (iii) 400,000 shares of the Company's Common Stock reserved for issuance under the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"). As the Company's legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the foregoing shares under the Option Plans and the Purchase Plan, respectively (collectively, the "Shares").

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.


                                       Very truly yours,



                                       /s/Hutchins, Wheeler & Dittmar
                                       HUTCHINS, WHEELER & DITTMAR,
                                       A Professional Corporation